EXHIBIT 5.1
                                                                    -----------

                                       400 Bankers Hall East, 855-2nd Street SW
[GRAPHIC OMITTED]                      Calgary, Alberta, Canada T2P 4K7
[LOGO - BENNETT JONES LLP]             Tel: 403.298.3100  Fax: 403.265.7219
                                       www.bennetjones.ca




June 7, 2007


Nexen Inc.
801 - 7th Avenue SW.
Calgary, AB T2P 3P7

Ladies and Gentlemen:

Re:  Registration Statement on Form F-10

We hereby consent to the reference to us in the registration statement number 333-143380 of Nexen Inc. on Form F-10 (the "Registration Statement") and the related short form base shelf prospectus (the "Prospectus").

We hereby consent to the use of our name under the heading "Legal Matters" in the Prospectus included in the Registration Statement. We also consent to the reference to our opinion under the heading "Enforceability of Civil Liabilities" in the Prospectus included in the Registration Statement.

In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Securities Act of 1933 or the rules and regulations promulgated thereunder.


Yours truly,


/s/ BENNETT JONES LLP